Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Cenovus Energy Inc. of our report dated February 15, 2023 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Cenovus Energy Inc., which appears as an exhibit to, and is incorporated by reference in Cenovus Energy Inc.’s Annual Report on Form 40-F for the year ended December 31, 2022. We also consent to reference to us under the heading “Interests of Experts”, which appears in the Annual Information Form of Cenovus Energy Inc. incorporated by reference in this Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Chartered Professional Accountants
Calgary, Alberta, Canada
November 3, 2023

PricewaterhouseCoopers LLP

111 5th Avenue South West, Suite 3100, Calgary, Alberta, Canada T2P 5L3

T: +1 403 509 7500, F: +1 403 781 1825, ca_calgary_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.